Exhibit 99.1

For Immediate Release

Contact:	Randy Zane	Derek Irwin
	Director, Corporate Communications	SVP, Finance
	Ziff Davis Holdings Inc.	Ziff Davis Holdings Inc.
	(212) 503-3535	(212) 503-3460
	randy_zane@ziffdavis.com	derek_irwin@ziffdavis.com

Ziff Davis Reports Third Quarter 2003 Results

Company Posts Revenue Increase of More Than 8% and Total EBITDA of $6.6 Million

NEW YORK, October 29, 2003—Ziff Davis Holdings Inc., the ultimate parent company of Ziff Davis Media Inc., today reported financial results for the third quarter ended September 30, 2003. The Company’s consolidated revenues totaled $45.2 million, representing an 8.1% increase compared to revenues of $41.8 million for the third quarter ended September 30, 2002. Excluding properties closed during 2002, the Company’s revenues increased 11.1% versus the prior year period.

The Company’s consolidated earnings before interest expense, provision for income taxes, depreciation expense, amortization expense and non-recurring items (“EBITDA”)¹ was $6.6 million for the quarter ended September 30, 2003, compared to $1.2 million of consolidated EBITDA for the prior year period. This marked the Company’s fifth consecutive quarter of positive EBITDA.

Condensed consolidated statements of operations for the three months and nine months ended September 30, 2003 and 2002, respectively, and condensed consolidated balance sheets at September 30, 2003, June 30, 2003 and December 31, 2002, are set forth at the end of this release.

“Top-line revenue gains in our PC Magazine Group, Enterprise Group and Internet Group were welcome trends this quarter and combined with continued cost containment resulted in further improved earnings performance for the Company,” said Robert F. Callahan, Chairman and Chief Executive Officer of Ziff Davis Media. “Despite the continued slow

Ziff Davis Holdings Earnings Release

recovery in general and tech print advertising markets and softness in the electronic videogame sector, we improved our EBITDA margin to 14.6% for the third quarter which speaks to the operating leverage we have in our business model. We remain cautiously optimistic about advertising market growth in future quarters, but we plan to continue our conservative focus on organic growth initiatives, cost controls and well thought-out brand and product extensions. We’re confident this strategy can further deliver top-line and bottom-line results for our customers, employees and stakeholders.”

Financial Summary for the Quarter Ended September 30, 2003 ($ millions)

	ESTABLISHED BUSINESSES SEGMENT (Restricted Subsidiaries)		DEVELOPING BUSINESSES SEGMENT (Unrestricted Subsidiaries)		CLOSED TITLES (2)		TOTAL COMPANY
	2003	2002	2003	2002	2003	2002	2003	2002
Revenue	$38.3	$36.1	$6.9	$4.6	$—	$1.1	$45.2	$41.8
EBITDA (1)	8.5	6.1	(1.9)	(5.0)	—	0.1	6.6	1.2

Established Businesses Segment (Ziff Davis Publishing Inc.)

The Established Businesses segment (excluding one title closed during 2002 for comparability purposes) is principally comprised of eight of the Company’s magazine publications. Revenue for the Established Businesses segment for the third quarter ended September 30, 2003 was $38.3 million, up $2.2 million or 6.1% compared to $36.1 million in the same period last year. The increase relates to higher circulation, advertising and other revenue and was primarily due to the change in the publishing calendar of PC Magazine, which ran one fewer issue in the first quarter of 2003 but published two additional issues during the third quarter of 2003, including a special issue titled “Your Essential Guide to the Unwired World.” In addition, eWEEK’s ad pages increased in the third quarter despite publishing one fewer issue. These increases partially offset the impact of fewer ad pages in the Company’s electronic videogame publications due to fewer new game titles being promoted throughout the game industry in the current year versus the prior year period. However, offsetting the impact of fewer total ad pages for the segment, average revenue or yield per page increased by over 3%, including significant increases in custom publishing for the third quarter of 2003 versus 2002.

Ziff Davis Holdings Earnings Release

Cost of production for the Established Businesses segment for the third quarter ended September 30, 2003 was $13.7 million, down 2.1% or $0.3 million compared to $14.0 million in the prior year period. The decrease primarily relates to manufacturing, paper and distribution cost savings achieved through implementation of a number of new production and distribution initiatives across all of the Company’s publications and the impact of more favorable third-party supplier contracts. These savings were partially offset by an increase in the number of magazine copies produced and the total number of pages printed as a result of the increased magazine issues published during the quarter.

Selling, general and administrative (SG&A) expenses for the Established Businesses segment were $16.1 million for the third quarter ended September 30, 2003, up 0.6% or $0.1 million from $16.0 million in the same period last year. The slight increase was primarily due to several new initiatives that were launched in the Game Group during the current year and these incremental costs were partially offset by workforce, facilities and other cost savings achieved as a result of continued cost management initiatives.

Developing Businesses Segment (Ziff Davis Development Inc. and Ziff Davis Internet Inc.)

The Developing Businesses segment (excluding titles and properties closed during 2002 for comparability purposes) is principally comprised of two magazines (Baseline and CIO Insight) launched in 2001 and the Company’s Internet sites, most of which were also launched in 2001. Revenue for the Developing Businesses segment for the third quarter ended September 30, 2003 was $6.9 million compared to $4.6 million in the same period last year, reflecting a $2.3 million or 50.0% improvement. The increase primarily relates to higher advertising revenue for the Company’s Internet operations and substantially increased event revenues for Baseline and CIO Insight. The upswing reflects the increasing maturity, size and value of these reader communities and the resulting interest by advertisers in using these targeted media properties. The Internet Group’s revenues increased by $1.9 million or 95.6% for the third quarter of 2003 versus the prior year period due to a number of positive factors including continued growth in consumer traffic, page views and new advertisers.

Cost of production for the Developing Businesses segment was $0.6 million for the third quarter ended September 30, 2003, down 50.0% or $0.6 million from $1.2 million in the

Ziff Davis Holdings Earnings Release

same prior year period. The decrease is primarily due to significantly reduced Internet infrastructure and operating costs resulting from the Company’s ongoing cost management initiatives and the impact of more favorable third-party supplier contracts.

Selling, general and administrative (SG&A) expenses for the Developing Businesses segment were $8.2 million for the third quarter ended September 30, 2003, down 2.4% or $0.2 million from $8.4 million in the same prior year period. The decrease is primarily due to the reduction of Internet editorial costs and other SG&A expenses due to the impact of continued cost management initiatives.

Closed Titles (Third Quarter 2002)

Revenue and EBITDA for closed titles were $1.1 million and $0.1 million, respectively, for the third quarter ended September 30, 2002. Prior year results for closed titles included one publication and certain other developmental businesses and related online properties that were discontinued or sold during 2002.

Improved Cash Position and Working Capital Management

As of September 30, 2003, the Company had $44.8 million of cash and cash equivalents, representing a $2.9 million increase of cash in the third quarter of 2003 versus the $41.9 million cash balance at June 30, 2003. This increased cash position reflects continued improvement in the Company’s collection of accounts receivable, as Days Sales Outstanding (“DSO”) for advertising receivables were reduced to 42 DSO at September 30, 2003 compared to 56 DSO at September 30, 2002. In addition, during the third quarter ended September 30, 2003, the Company benefited from the sale of certain assets to an unrelated third-party, which resulted in net proceeds of $4.9 million and a gain on the sale of such assets of $2.5 million. The net proceeds of the sale were used in October 2003 to reduce amounts outstanding under the Company’s Senior Credit Facility.

Third Quarter Operating Highlights and Milestones

PC Magazine

•	Ranked #1 with a 60.0% market share (452 total ad pages) and gained 18 new advertisers
•	Ranked #1 in reader loyalty and audience growth according to IntelliQuest 2003 CIMS version 10.0 (“IQ v.10.0”)

Ziff Davis Holdings Earnings Release

•	Published “Your Essential Guide to the Unwired World,” a special 23rd issue dedicated to the future of wireless computing; the bonus issue was sponsored by Intel and other companies with wireless products
•	Launched a book series together with John Wiley & Sons under the PC Magazine and ExtremeTech.com brand names; ExtremeTech’s “Hacking TiVo” debuted as a bestseller on Amazon.com
•	PC Magazine was ranked 29th in the country among all magazines in terms of advertising and circulation gross revenue by Advertising Age
•	PCMag.com’s unique visitor traffic surged 42.5% versus year ago

Game Group

•	Ranked #1 with a 46.2% market share (621 total ad pages) and gained 16 new advertisers
•	Ranked #1 in gaming publication newsstand sales with Official U.S. PlayStation Magazine leading the category in single copy revenue
•	Launched 1UP.com, an online destination for gaming enthusiasts providing news, multiple game reviews and live forums covering all game platforms
•	Electronic Gaming Monthly was ranked #7 in ad page growth and 9th in ad revenue growth among all magazines in the country by Advertising Age

Enterprise Group

•	The Enterprise Group increased its market share to 18.3% versus 17.6% last year, generating 617 ad pages in the third quarter of 2003
•	eWEEK
o	Finished the third quarter with a 21.3% market share
o	Ranked #1 in average reader’s planned IT capital spending according to IQ v.10.0
o	Ranked #7 in computer category ad page growth among all magazines in the country by Advertising Age and was named one of the top 10 hottest technology publications by Technology Marketing magazine
o	eWEEK.com debuted its new design offering more in-depth news, reviews, analysis and community tools than any other enterprise IT-focused site, and posted a 17.3% increase in unique visitors in the third quarter of 2003 versus year ago
•	Baseline
o	Finished the quarter with 122 total ad pages and gained 6 new advertisers
o	Baseline Business Information Services, a new division, was launched and gained several large customers including Microsoft, Avocent and Sony Electronics
o	Baselinemag.com increased unique visitors by 51.0% in the third quarter of 2003 versus year ago
•	CIO Insight
o	Finished the quarter with a 26.7% market share (121 total ad pages) and gained 7 new advertisers

Internet Group

•	Posted strong traffic growth across all sites, increasing unique visitors by 33.3% and page views by 29.9% for the third quarter versus year ago

Ziff Davis Holdings Earnings Release

•	Revenue increased 95.6% versus prior year, ending the quarter with 18 new advertisers
•	eSeminars™ posted a revenue increase of more than 100% versus year ago
•	Commerce/business development revenue increased by over 300% versus prior year

Other

•	Eight editors from PC Magazine, eWEEK, the Game Group and Ziff Davis Internet were recognized as top media influencers by Technology Marketing magazine
•	TM Media joined the Company to launch the Ziff Davis Event Marketing Group, a new business unit that will develop and build focused, large-scale events for the business and technology communities
•	Launched the Ziff Davis Custom/Conference Group, which produces over 120 annual customer-driven, face-to-face CIO roundtables, workshops, conferences and branded events
•	Launched PC Magazine Singapore and PC Magazine Malaysia, adding to the Company’s growing international network of publications in 43 countries and 20 languages
•	Increased list rental revenues 27.8% versus year ago
•	Increased the number of all enterprise publication subscribers that were acquired via the Internet to 100.0% in the third quarter

Business Outlook

Reflecting the impact of the holiday season in increasing certain volumes of consumer advertising, the Company anticipates that consolidated EBITDA for the fourth quarter of 2003 for Ziff Davis Holdings Inc. will be in the range of $14.0 million to $16.0 million compared to consolidated EBITDA of $13.1 million for the fourth quarter ended December 31, 2002.

Investor Conference Call

A conference call is scheduled for 3:00 PM EST on Wednesday, October 29, 2003. Individuals wishing to participate can join the conference call by dialing 1-888-390-9070 for domestic calls and 1-210-234-0002 for international calls at 2:50 PM EST and giving the operator the following information: Company: Ziff Davis Holdings Inc.; Pass code: 7944252. For those who are unable to participate in the live call, the conference call will be recorded and available by telephone from 6:00 PM EST on October 29, 2003 to 6:00 PM EST on November 4, 2003. Persons interested in listening to the recorded call should dial 1-888-568-0052 for domestic calls and 1-402-530-7759 for international calls and enter the Pass Code: 52690. Any material financial or statistical information discussed on

Ziff Davis Holdings Earnings Release

the conference call that is not otherwise included in this press release will be made available on our website, www.ziffdavis.com, under the heading Investor Relations.

About Ziff Davis Holdings Inc.

Ziff Davis Holdings Inc. is the ultimate parent company of Ziff Davis Media Inc. Ziff Davis Media is a global special interest media company focusing on the technology and electronic videogame markets. The Company is a leading information services provider of all technology media including publications, websites, conferences, events, eSeminars, eNewsletters, custom publishing, list rentals, research and market intelligence. In the United States, the Company publishes 10 market-leading magazines including PC Magazine, eWEEK, Baseline, CIO Insight, Electronic Gaming Monthly, Computer Gaming World, Official U.S. PlayStation Magazine, GameNow, Xbox Nation and GMR. The Company exports the power of its brands internationally with publications in 43 countries and 20 languages. Ziff Davis leverages its content on the Internet with seven highly-targeted technology and gaming sites including PCMag.com, eWEEK.com, ExtremeTech.com and 1UP.com. With its main headquarters and PC Magazine Labs based in New York, Ziff Davis Media also has offices and lab facilities in the San Francisco and Boston markets. Additional information is available at www.ziffdavis.com.

Forward-Looking Statements

Except for historical information contained herein, all statements made in this release, including statements about anticipated future operating results, cash balances and cost savings, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Such risks and uncertainties include the potential deterioration of the economic climate in general or with respect to the markets in which we operate, risks associated with acquisitions, competition and seasonality and the other risks discussed in our Annual Report on Form 10-K and our other filings made with the Securities and Exchange Commission (which are available from the Company or at http://www.sec.gov), which discussions are incorporated in this release by reference. These forward-looking statements speak only as of the date of this release. After the issuance of this release, the Company might come to believe that certain forward-looking statements contained in this release are no longer accurate. The Company shall not have any obligation, however, to release publicly any corrections or revisions to any forward-looking statements contained in this release.

ZIFF DAVIS HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended September 30, 2003
	Established Businesses Segment (Restricted Subsidiaries)	Developing Businesses Segment (Unrestricted Subsidiaries)	Consolidated
Revenue, net	$38,281	$6,928	$45,209
Operating expenses:
Cost of production	13,652	623	14,275
Selling, general and administrative expenses	16,128	8,192	24,320
Depreciation and amortization of property and equipment	1,724	351	2,075
Amortization of intangible assets	3,342	—	3,342
Restructuring charges, net	—	—	—

Total operating expenses	34,846	9,166	44,012

Income (loss) from operations	3,435	(2,238)	1,197

Gain on sale of assets, net	2,544	—	2,544
Interest expense, net	(4,954)	—	(4,954)

Income (loss) before income taxes	1,025	(2,238)	(1,213)

Income tax provision (benefit)	(8)	—	(8)

Net income (loss)	$1,033	$(2,238)	$(1,205)

EBITDA (1)	$8,501	$(1,887)	$6,614

	Three Months Ended September 30, 2002
	Established Businesses Segment (Restricted Subsidiaries)	Developing Businesses Segment (Unrestricted Subsidiaries)	Consolidated
Revenue, net	$37,175	$4,620	$41,795
Operating expenses:
Cost of production	14,605	1,224	15,829
Selling, general and administrative expenses	16,502	8,291	24,793
Depreciation and amortization of property and equipment	3,513	864	4,377
Amortization of intangible assets	4,655	—	4,655
Restructuring charges, net	13,431	—	13,431
Writedown of intangible assets	—	—	—

Total operating expenses	52,706	10,379	63,085

Loss from operations	(15,531)	(5,759)	(21,290)

Gain on sale of assets, net	—	684	684
Interest expense, net	(8,411)	—	(8,411)

Loss before income taxes	(23,942)	(5,075)	(29,017)

Income tax provision (benefit)	86	(36)	50

Net loss	$(24,028)	$(5,039)	$(29,067)

EBITDA (1)	$6,068	$(4,895)	$1,173

ZIFF DAVIS HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Nine Months Ended September 30, 2003
	Established Businesses Segment (Restricted Subsidiaries)	Developing Businesses Segment (Unrestricted Subsidiaries)	Consolidated
Revenue, net	$113,614	$20,802	$134,416
Operating expenses:
Cost of production	41,867	1,945	43,812
Selling, general and administrative expenses	48,468	24,920	73,388
Depreciation and amortization of property and equipment	6,503	2,172	8,675
Amortization of intangible assets	11,765	—	11,765
Restructuring charges, net	(1,501)	—	(1,501)

Total operating expenses	107,102	29,037	136,139

Income (loss) from operations	6,512	(8,235)	(1,723)

Gain on sale of assets, net	2,544	65	2,609
Interest expense, net	(14,811)	—	(14,811)

Loss before income taxes	(5,755)	(8,170)	(13,925)

Income tax provision	348	—	348

Net loss	$(6,103)	$(8,170)	$(14,273)

EBITDA (1)	$23,279	$(6,063)	$17,216

	Nine Months Ended September 30, 2002
	Established Businesses Segment (Restricted Subsidiaries)	Developing Businesses Segment (Unrestricted Subsidiaries)	Consolidated
Revenue, net	$133,134	$19,604	$152,738
Operating expenses:
Cost of production	52,650	4,243	56,893
Selling, general and administrative expenses	63,058	37,834	100,892
Depreciation and amortization of property and equipment	11,825	2,844	14,669
Amortization of intangible assets	14,264	—	14,264
Restructuring charges, net	20,871	965	21,836
Writedown of intangible assets	14,030	78	14,108

Total operating expenses	176,698	45,964	222,662

Loss from operations	(43,564)	(26,360)	(69,924)

Gain on sale of assets, net	—	684	684
Interest expense, net	(34,351)	—	(34,351)

Loss before income taxes	(77,915)	(25,676)	(103,591)

Income tax provision	475	3	478

Net loss	$(78,390)	$(25,679)	$(104,069)

EBITDA (1)	$17,426	$(22,473)	$(5,047)

ZIFF DAVIS HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2003	June 30, 2003	December 31, 2002
Assets:

Cash and cash equivalents	$44,757	$41,898	$41,290
Accounts receivable, net	30,465	25,281	30,596
Property and equipment, net	17,006	18,526	23,481
Goodwill and intangible assets, net	262,226	267,953	276,376
Other assets, net	21,692	20,536	22,669

Total assets	$376,146	$374,194	$394,412

Liabilities and stockholders’ deficit:

Accounts payable and accrued expenses	$61,455	$63,252	$69,943
Unexpired subscriptions and deferred revenue, net	35,133	30,812	34,237
Long-term debt	310,625	307,381	301,266
Other long-term liabilities	92,522	95,415	100,909
Other liabilities	12,895	12,955	11,243

Total liabilities	512,630	509,815	517,598
Redeemable preferred stock	722,195	705,318	673,577
Stockholders’ deficit	(858,679)	(840,939)	(796,763)

Total liabilities and stockholders’ deficit	$376,146	$374,194	$394,412

ZIFF DAVIS HOLDINGS INC.

Revenue and EBITDA Reconciliations

(in thousands)

(unaudited)

	Three Months Ended September 30, 2003
	Established Businesses Segment (Restricted Subsidiaries)	Developing Businesses Segment (Unrestricted Subsidiaries)	Consolidated
Revenue—continuing businesses	$38,281	$6,928	$45,209
Revenue—closed titles (2)	—	—	—

Total Revenue	$38,281	$6,928	$45,209

EBITDA—continuing businesses	$8,501	$(1,887)	$6,614
EBITDA—closed titles (2)	—	—	—

Total EBITDA (1)	$8,501	$(1,887)	$6,614

Adjustments to reconcile to Income (loss) from operations:
Depreciation and amortization of property and equipment	1,724	351	2,075
Amortization of intangible assets	3,342	—	3,342
Restructuring charges, net	—	—	—

Income (loss) from operations	$3,435	$(2,238)	$1,197

	Three Months Ended September 30, 2002
	Established Businesses Segment (Restricted Subsidiaries)	Developing Businesses Segment (Unrestricted Subsidiaries)	Consolidated
Revenue—continuing businesses	$36,131	$4,615	$40,746
Revenue—closed titles (2)	1,044	5	1,049

Total Revenue	$37,175	$4,620	$41,795

EBITDA—continuing businesses	$6,099	$(5,001)	$1,098
EBITDA—closed titles (2)	(31)	106	75

Total EBITDA (1)	$6,068	$(4,895)	$1,173
Adjustments to reconcile to Loss from operations:
Depreciation and amortization of property and equipment	3,513	864	4,377
Amortization of intangible assets	4,655	—	4,655
Restructuring charges, net	13,431	—	13,431
Writedown of intangible assets	—	—	—

Loss from operations	$(15,531)	$(5,759)	$(21,290)

ZIFF DAVIS HOLDINGS INC.

Revenue and EBITDA Reconciliations

(in thousands)

(unaudited)

	Nine Months Ended September 30, 2003
	Established Businesses Segment (Restricted Subsidiaries)	Developing Businesses Segment (Unrestricted Subsidiaries)	Consolidated
Revenue—continuing businesses	$113,614	$20,802	$134,416
Revenue—closed titles (2)	—	—	—

Total Revenue	$113,614	$20,802	$134,416

EBITDA—continuing businesses	$23,279	$(6,063)	$17,216
EBITDA—closed titles (2)	—	—	—

Total EBITDA (1)	$23,279	$(6,063)	$17,216
Adjustments to reconcile to Income (loss) from operations:
Depreciation and amortization of property and equipment	6,503	2,172	8,675
Amortization of intangible assets	11,765	—	11,765
Restructuring charges, net	(1,501)	—	(1,501)

Income (loss) from operations	$6,512	$(8,235)	$(1,723)

	Nine Months Ended September 30, 2002
	Established Businesses Segment (Restricted Subsidiaries)	Developing Businesses Segment (Unrestricted Subsidiaries)	Consolidated
Revenue—continuing businesses	$119,976	$13,906	$133,882
Revenue—closed titles (2)	13,158	5,698	18,856

Total Revenue	$133,134	$19,604	$152,738

EBITDA—continuing businesses	$23,369	$(18,590)	$4,779
EBITDA—closed titles (2)	(5,943)	(3,883)	(9,826)

Total EBITDA (1)	$17,426	$(22,473)	$(5,047)
Adjustments to reconcile to Loss from operations:
Depreciation and amortization of property and equipment	11,825	2,844	14,669
Amortization of intangible assets	14,264	—	14,264
Restructuring charges, net	20,871	965	21,836
Writedown of intangible assets	14,030	78	14,108

Loss from operations	$(43,564)	$(26,360)	$(69,924)

Ziff Davis Holdings Inc.

Endnotes:

(1) EBITDA is defined as income before interest expense, provision for income taxes, depreciation expense, amortization expense and non-recurring charges. Non-recurring charges include the write-down of intangible assets, restructuring charges (cash and non-cash) and gains and losses on the sale of non-core assets. These items are not included in EBITDA as management considers the charges to be items not indicative of the performance of its underlying businesses. The cash restructuring charges excluded from EBITDA were $11.4 million and $17.1 million for the three months and nine months ended September 30, 2002, respectively. Gain on the sale of assets, net is excluded from EBITDA for the three months and nine months ended September 30, 2003 and 2002, which amounts were $2,544 and $2,609, respectively, for 2003 and $684 for 2002. EBITDA, as defined, is not a measure of performance under generally accepted accounting principles (GAAP), and EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities or other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitablility or liquidity. EBITDA is presented because it is commonly used by certain investors and analysts to analyze a company's ability to service debt. EBITDA (subject to certain adjustments) is also a component of our debt compliance calculations. However, our method of computation may not be comparable to similarly titled measures of other companies. The most directly comparable financial measure under GAAP to EBITDA is Income or Loss From Operations. Reconciliations between EBITDA and Income or Loss From Operations are included in tables provided on pages 11 and 12 of this release.

(2) Closed titles include the results of operations from publications and related websites, joint ventures and other businesses, which either ceased operation or were sold. In 2002, The Net Economy, Ziff Davis SMART BUSINESS, Yahoo! Internet Life and related websites were closed and eTESTING LABS Inc. was sold.

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